Exhibit 23.3

CONSENT

I hereby consent to the incorporation by reference in the Registration Statement on Form F-3 of Alon Holdings Blue Square-Israel Ltd. (the "Company”) (File No. 333-177138) of the summary of my actuarial calculations of the Company's various employee benefits as described under the caption “Summary of Significant Accounting Policies” (note 2u) in the consolidated financial statements of Alon Holdings Blue Square-Israel Ltd. contained in the Annual Report on Form 20-F of Alon Holdings Blue Square-Israel Ltd. for the year ended December 31, 2011.

/s/ Ernst & Young (Israel)	Tel Aviv, Israel
Ernst & Young (Israel)	May 30, 2012